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                                                                   EXHIBIT 10.10

                            SUMMARY OF THE KEY TERMS:

                 COPYRIGHT LICENSE AND JOINT PROMOTION CONTRACT

                                      WITH

                   SHANGHAI YIDE NETWORKING CO., LTD. ("YIDE")

                                       AND

          SHANGHAI WEILAN COMPUTER COMPANY LIMITED ("SHANGHAI WEILAN")

                             DATED NOVEMBER 11, 2003

1.       THE LICENSE

         Yide grants a sub-license to Shanghai Weilan to use the contents and character in Shin Chan Volume 16-36 to produce handset digital characters and short messages, and distribute such content and characters to handset subscribers.

2.       TERM

         2003/11/1 ~ 2004/7/31

3.       TERRITORY

         PRC, excluding Hong Kong, Taiwan

4.       PROFIT SHARING

         To be provided in supplemental agreement separately executed as an attachment to this agreement.

5.       SUBSCRIPTION PRICE

         To be provided in supplemental agreement separately executed as an attachment to this agreement.

6.       KEY TERMINATION EVENTS

         (a)      failure to pay the fee payable to Yide;

         (b)      material breach of provisions in the Contract;

         (c)      court coercive enforcement punishment, bankruptcy;

         (d)      its bank account has been frozen;

         (e)      suspension of business;

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         (f)      material damage to Yide's reputation due to activities of
                  Shanghai Weilan, its directors, employees or agents;

         (g) revocation of the original license granted to Yide due to reasons caused by Shanghai Weilan; and

         (h) untrue wirelesss SMS transmission volume shown on Weilan's server, which constitutes the basis for revenue settlement between the parties; or

         (i) Weilan fails to start providing the Wireless Services within 30 days after signing this agreement due to its own reasons.

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         SUPPLEMENTAL AGREEMENT TO COPYRIGHT LICENSE CONTRACT (RENEWAL)

                                     BETWEEN

                   SHANGHAI YIDE NETWORKING CO., LTD. ("YIDE")

                                       AND

             SHANGHAI WEILAN COMPUTER CO., LTD. ("SHANGHAI WEILAN")

TARGET USERS, TYPES, CONTENT, AND FEES

This contract is a supplemental agreement to the copyright license contract dated September 30, 2003 ("MAIN CONTRACT") and specifies the details, types, and fees of wireless service referred to in the Main Contract.

Target wireless service users:   China Mobile Communications Corporation
                                 ("WIRELESS SERVICE PROVIDER") handset
                                 subscribers.

Types of the wireless service:   Wireless downloading service of Shin Chan
                                 mobile phone digital images and text messages via SMS, STK card SMS, web, WAP, and MMS. Fees are charged for each download, or by monthly subscription fees, or a combination of both as approved by the Wireless Service Provider.

Content of the wireless          Wireless service content available to mobile
service:                         phone users are: black and white images, color
                                 images, SMS games, and multi-media SMS. Types of content are inclusive of plain images, plain texts, or a combination of both. Images and text could be in black and white, single color, or multi-color.

Fee schedule of the wireless     Monthly fees for image download: minimum RMB5.
service:                         Monthly fees for SMS download: minimum RMB3.
                                 Fees may vary for different content that Shanghai Weilan provides and is subject to approval of the Wireless Service Provider. The fees that the Wireless Service Provider approves should also be the fixed fee and the basis for payment settlement among the parties pursuant to the agreement. Such approved fee should also be sent to Yide for its confirmation and should be deemed the "FINAL
                                 FEE" as described in this contract. Subscribers to the service that Shanghai Weilan provides pursuant to this agreement should pay the Final
                                 Fee to the Wireless Service Provider.

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Parties hereto agree that the types of wireless service above can be used for non-profit making purposes in order to promote the wireless service.

OBLIGATIONS OF THE PARTIES

Yide: product specification; quality control of content production; other relevant obligations as contained in the Main Contract.

Shanghai Weilan: report to the Wireless Service Provider with respect to the wireless service; incorporate Shin Chan wireless service in M-Zone and STK Cards; wireless service content production; relevant obligations as contained in the Main Contract.

MARKETING

The Parties will negotiate marketing plans immediately upon execution of the Main Contract. Marketing plans include the positioning and pricing of wireless services, marketing strategy, advertising and promotion strategy, use of sales items, and the monitoring of the implementation of plans.

LICENSE FEES, GUARANTEE, AND SETTLEMENT

1.       License Fee:        -   Shanghai Weilan should pay 40% of the Final Fee
                                 to Yide.

                             -   The last day of each month shall be the
                                 base-day to calculate the license fee for the period from the first to the last day of each month (i.e. 1 settlement period).

2.       Guarantee:          -   Shanghai Weilan has paid RMB240,000 to Yide as
                                 a guarantee for a period of 6 months commencing from the date of the Main Contract (i.e. 6 settlement period).

                             - In the event that the amount of license fees payable from Shanghai Weilan to Yide exceeds the guarantee amount, the exceeding amount is to be settled according to provisions 1, 3 and 4.

3.       Payment deadline    -   Commencing from the date of the Main Contract
         of the guarantee:       and this agreement, Shanghai Weilan should
                                 settle the guarantee amount of RMB240,000 before January 15, 2004.

                             -   In the event of delay payment, Yide may
                                 terminate the contract or request for a daily fine of 1/1000 of the outstanding amount.

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4.       Delivery of report: -   Shanghai Weilan should deliver to Yide:

                             -- detail transmission volume report within 15 days after the end of each settlement period;

                             -- detail income settlement sheet within 40 days after the end of each settlement period;

                             -- the license fees payable for each settlement period within 10 working days upon confirmation is received from Yide.

                             -   In payment to Yide is overdue, Yide may
                                 terminate the contract or request for a daily fine of 1/1000 of the outstanding amount.

5.       Discount:           Average discount of 20% for payment collection of
                             the Wireless Service Provider from the service subscribers

6.       Termination of
         the December 2002   The Copyright License and Joint Promotion
         Contract:           and the Contracts: Supplemental Contract (December
                             2002) thereto are to be superseded by the Main
                             Contract and this Supplemental Contract. The outstanding fees incurred therefrom shall be settled within one month from the date of this contract.

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